                                                                     EXHIBIT 8

                                AMENDMENT NUMBER 3 TO
                            REGISTRATION RIGHTS AGREEMENT

     THIS AMENDMENT NUMBER 3 (the "Amendment") to the Registration Rights Agreement dated as of December 30, 1994, as amended by Amendment Number 1 dated February 21, 1996 and Amendment Number 2 dated June 10, 1996 (the "Rights Agreement"), is made as of August 6, 1997, by and among Aureal Semiconductor Inc., a Delaware corporation (the "Company"), the purchasers of Units set forth on Exhibit A to the Unit Purchase Agreement dated August 6, 1997 (the "Purchase Agreement"), by and among the Company and such purchasers (the "Purchasers"), and the Prior Holders (as defined below). Unless specifically designated otherwise, the capitalized terms herein shall have the same meanings given them in the Rights Agreement.

                                      RECITALS

     A. The Company and TCW are parties to the Rights Agreement pursuant to which the Company granted certain registration rights for the benefit of TCW.

     B. The Company, TCW, Appaloosa, Copernicus, and Galileo (collectively, the "No. 1 Prior Holders") amended the Rights Agreement pursuant to Amendment Number 1 to Registration Rights Agreement dated February 21, 1996 to grant equal registration rights to all the No. 1 Prior Holders and to make each of the No. 1 Prior Holders a party to the Rights Agreement.

     C. The Company, the No. 1 Prior Holders and the purchasers set forth on Exhibit A to the Common Stock Purchase Agreement dated June 10, 1996, amended the Rights Agreement pursuant to Amendment Number 2 to Registration Rights Agreement dated June 10, 1996 (such purchasers and the No. 1 Prior Holders are collectively referred to herein as the "No. 2 Prior Holders") to grant equal registration rights to the No. 2 Prior Holders and to make each of the No. 2 Prior Holders a party to the Rights Agreement.

     D. The No. 1 Prior Holders and the No. 2 Prior Holders are collectively referred to herein as the Prior Holders and are set forth on
SCHEDULE 1 hereto.

     E. The Company and the Prior Holders now wish to amend the Rights Agreement, as amended, in order to grant equal registration rights to the Purchasers and to make each of the Purchasers a party to the Rights Agreement, as amended.

                                      AGREEMENT

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto agree to amend certain provisions of the Rights Agreement as set forth below:

          1.   Section 1 of the Rights Agreement shall be amended to define



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the following terms as follows:

     REGISTRABLE SHARES shall mean (i) all shares of New Common Stock originally issued to or purchased in the future by TCW, (ii) all shares of Common Stock issued to the Prior Holders pursuant to the Common Stock Purchase Agreements dated February 21, 1996, and June 10, 1996, by and among the Company and such Prior Holders, (iii) all shares of Common Stock issued pursuant to the Purchase Agreement to the Purchasers, (iv) all Warrant Shares issued upon exercise of the Warrants (as defined in the Purchase Agreement) and (v) shares of Common Stock issuable upon exercise of warrants issued pursuant to the Second Amended and Restated Loan Agreement dated August 6, 1997 (the "Loan Agreement") between the Company and TCW (including 470,455 shares of Common Stock issuable upon exercise of warrants issued to B III Capital Partners as a participant under the Loan Agreement). As to any particular Registrable Shares, such shares shall cease to be Registrable Shares when (A) such shares shall have been transferred, new certificates for such shares not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such shares shall not require registration or qualification under the Securities Act or any similar state law then in force, or (B) such shares shall have ceased to be outstanding.

          2. Section 4(a) of the Rights Agreement, as amended, shall be amended and restated in its entirety to provide as follows:

               (a) The Company has registered the Registrable Shares, other than those described in Sections 1(iii), (iv) and (v) and certain of those described in Section 1(i) herein (collectively, the "UNREGISTERED REGISTRABLE SHARES"), on Form S-3 (No. 333-3870) (the "INITIAL SHELF REGISTRATION"). The Company will use its best efforts to include the Unregistered Registrable Shares in the Initial Shelf Registration. If not included in the Initial Shelf Registration within ninety (90) days after the Closing under the Purchase Agreement, the Company will file a Subsequent Shelf Registration within ninety (90) days after the Closing under the Purchase Agreement and will use its best efforts to have such Subsequent Shelf Registration declared effective by the SEC. The Company shall not permit any securities other than the Registrable Shares to be included in the Initial Shelf Registration or any Subsequent Shelf Registration. The Company shall use its best efforts to keep the Initial Shelf Registration continuously effective under the Securities Act until (i) all Registrable Shares covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Shares has been declared effective under the Securities Act and the Registrable Shares covered thereby have been sold in the manner set forth and as contemplated in such Subsequent Shelf Registration (the "EFFECTIVENESS PERIOD").

          3. Except as amended hereby, the Rights Agreement dated November 30, 1994, as amended on February 21, 1996, and on June 10, 1996, remains in full force and effect.

          4. By their signatures hereto, each of the Purchasers becomes a party to the


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


Rights Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment Number 3 as of the day and year first above written.

                                         THE COMPANY:

                                         AUREAL SEMICONDUCTOR INC.


                                         By:
                                            --------------------------------
                                         Name:
                                         Title:






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


                           COUNTERPART SIGNATURE PAGE TO
                               AMENDMENT NUMBER 3 TO
                           REGISTRATION RIGHTS AGREEMENT



                                   PRIOR HOLDERS:



                                   By:
                                       --------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                       --------------------------------




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

                           COUNTERPART SIGNATURE PAGE TO
                               AMENDMENT NUMBER 3 TO
                           REGISTRATION RIGHTS AGREEMENT



                                   PURCHASERS:



                                   By:
                                       --------------------------------
                                   Name:
                                       --------------------------------
                                   Title:
                                       --------------------------------





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



                                     SCHEDULE I

Prior Holders:

     TCW ENTITIES

          TCW Special Credits Trust
          TCW Special Credits Fund IIIb
          TCW Special Credits Trust IIIb
          The Board of Trustees of the Delaware State Employees Retirement Fund

     APPALOOSA ACCOUNTS

          Appaloosa Investment L.P.
          Chestnut Investors III Inc.
          Palomino Fund Ltd.
          Pinto Investment LLC

     Cerberus Partners, L.P.

     Cerberus International

     Ultra Cerberus

     The Copernicus Fund, L.P.

     The Galileo Fund, L.P.

     IT Technologies Investment

     Pequod Investments, L.P.

     Senaca Capital

     Oaktree Capital Management, LLC, as investment manager of Weyerhaeuser Company Master Pension Trust, separate account

     Heinz H. Steinmann

     Leslie K. Alexander





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